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                                                                  Exhibit 10.48


                          MANAGEMENT SERVICE AGREEMENT

     This Agreement ("Agreement") is made and entered into by and between CAP ROCK ELECTRIC COOPERATIVE, INC., a Texas electric cooperative corporation ("CAP ROCK"), and Lamar Electric Cooperative Association, a Texas electric cooperative corporation ("LAMAR").

                                    RECITALS

     1. LAMAR is an electric distribution cooperative providing electric utility service to its members within its duly certificated service area.

     2. CAP ROCK is an electric distribution cooperative providing electric utility service to its members within its duly certificated service area.

     3. CAP ROCK and LAMAR previously entered into an agreement to combine the two cooperatives and the members of LAMAR voted to combine with CAP ROCK.

     4. There is currently litigation pending which makes it presently unclear whether or not the combination between CAP ROCK and LAMAR can ever be consummated.

     5. LAMAR is in need of expertise and skills not currently available to it at an affordable price.

     6. LAMAR is in need of management expertise and resources that CAP ROCK can offer in order to assist it in surviving in the deregulated market that is coming in the near future.

     7. CAP ROCK currently manages other non-owned electric utilities including the Farmersville Municipal system in Farmersville, Texas.

     8. Independent of the proposed combination of CAP ROCK and LAMAR, LAMAR is in need of management skills and expertise that CAP ROCK can provide.

     9. CAP ROCK proposes to assume management control of LAMAR and to manage LAMAR under this Agreement.

                                    AGREEMENT

     In consideration of the foregoing recitals, the mutual promises and obligations contained herein, and other good and valuable consideration, CAP ROCK and LAMAR agree as follows:

     1. EFFECTIVE DATE: This Management Service Agreement between CAP ROCK and LAMAR shall be effective upon its execution by the last of the parties hereto to sign this Agreement, as shown by the dates of their acknowledgments below.


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     2. ON THE EFFECTIVE DATE:

        a. CAP ROCK will assume the responsibility and authority for the management of LAMAR, including all aspects of managing LAMAR's system and personnel. This includes decisions with regard to the hiring and firing of employees, dealing with members, customer service and all other areas of management of Lamar.

        b. CAP ROCK will assign a designated person or persons as the manager of LAMAR. Such designated person may change from time to time as determined by CAP ROCK in its sole discretion.

        c. CAP ROCK shall be responsible for all day to day management functions of LAMAR and shall report directly to the LAMAR Board of Directors.

        d. Additionally, CAP ROCK shall provide routine engineering services in the day to day operations, but additional, non-routine engineering services such as engineering substations, transmission lines, etc. shall be provided at an additional cost.

        e. The LAMAR Board shall continue to set policy and perform all of its fiduciary responsibilities, including monthly and yearly reviews, and CAP ROCK shall perform the duties of a manager.

        f.   CAP ROCK agrees to manage LAMAR in a good and reasonable manner.

     3. PAY FOR MANAGEMENT CONTRACT:

        a. Upon the effective date, the pay for management services will be $1,000.00 per month, plus expenses (automobile mileage, airfare, hotel, meals and other normal travel expenses) if CAP ROCK does not provide on site management services. If Cap Rock provides onsite management services the pay shall be the employee cost, plus expenses (automobile mileage, airfare, hotel, meals and other normal travel expenses). The employee cost shall not exceed $125,000.00 per year without the written consent of the Board of Directors. The employee costs and other fees shall be paid monthly.

        b. Additionally, CAP ROCK may, if requested by the Board of Directors of Lamar, provide other services such as non- routine engineering



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             services, engineering sub stations and transmission systems,
             SCADA, budgeting and accounting etc. Such services shall be provided at an additional at-cost fee as agreed upon between CAP ROCK and LAMAR.

     4. TERM: This contract shall start on the date executed by CAP ROCK and LAMAR (effective date) and shall be binding thereafter for an initial term of five (5) years. Unless either party gives the other ninety (90) days written notice prior to the expiration of the original term of this Agreement or any extension thereof, the Agreement shall automatically be renewed for a term of one (1) year, and the Agreement shall continue to automatically renew each year unless either party gives the other party notice of intent to terminate the Agreement as set forth herein. CAP ROCK and LAMAR agree that CAP ROCK will incur additional costs and expense in staffing requirements in order to perform its services under this Agreement. CAP ROCK and LAMAR agree that the damages to CAP ROCK, included but not limited to, these additional costs, for early termination of this Agreement are difficult if not impossible to ascertain. Therefore, if LAMAR terminates the Agreement prior to the expiration of the original term or any extension thereof, it shall be required to pay to CAP ROCK the balance remaining to be paid to CAP ROCK under the original term of the Agreement or any extension thereof plus a cancellation fee of $300,000.00 as liquidated damages.

     5. ELECTRIC SERVICE/QUALITY: CAP ROCK shall be responsible for providing service quality to the members equal to the service quality now in effect at LAMAR. All of the current LAMAR work plan will be completed by CAP ROCK using the funds within the time period specified by the current LAMAR work plan.

     6. INDEMNIFICATION OF ALL DIRECTORS, ATTORNEYS, AND EMPLOYEES: CAP ROCK shall indemnify and save harmless LAMAR's directors, officers, attorneys, agents, management service companies, and employees from any personal liability from all suits, actions, or claims of any character, type, or description, for injuries or damages of any type to any person or entity, including but not limited to any claims for injury to or death of any person or persons suing for damage to or loss of property or any other type of damages or loss, arising out of or attributed, directly or indirectly, to the negligent or intentional actions of CAP ROCK under this agreement. Furthermore, CAP ROCK agrees to indemnify and hold harmless LAMAR, its directors, officers, attorneys, agents, management service companies, and employees from the following:

        a. Any claims brought by Rayburn Country Electric Cooperative Association as a result of the execution or performance of this agreement;

        b. Any claims made by any other individuals or entities as a result of the execution of this agreement;

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        c.   Any and all sanctions and/or damages assessed against LAMAR, its directors, officers, attorneys, agents, management service companies, and employees as a result of the injunction issued in Cause No. CV-428,814; and

        d. CAP ROCK agrees to be responsible for LAMAR's attorney's fees and expenses incurred as a result of any allegation or claim made as a result of a, b and c above.

7. CONFIDENTIALITY:

        a. CAP ROCK agrees that all information communicated to CAP ROCK with respect to the products, including any confidential information gained by CAP ROCK or its representatives by reason of association or employment with LAMAR or its associates is confidential. CAP ROCK further agrees that all information, conclusions, recommendations, reports, advice, or other documents generated by CAP ROCK pursuant to this Agreement are confidential.

        b. CAP ROCK promises and agrees that CAP ROCK shall not disclose any confidential information to any other person unless specifically authorized in writing by LAMAR to do so. If LAMAR gives CAP ROCK written authorization to make any disclosures, CAP ROCK shall do so only within the limits and to the extent of that authorization.

        c. CAP ROCK shall use its best efforts to prevent inadvertent disclosure of any confidential information to any third party by using the same care and discretion that CAP ROCK uses with any similar data CAP ROCK designates as confidential.

        d. CAP ROCK acknowledges and agrees that all information concerning the products and any future and proposed products of LAMAR constitutes an exceptionally valuable trade secret of LAMAR. That information includes, but is not limited to the fact that the product is planned or in production, as well as any descriptions of the features of the products.

        e. CAP ROCK recognizes that LAMAR has and will have information regarding products, prices, apparatus, costs, discounts, business affairs, processes, trade secrets, technical matters, customer lists, product design, copyrights, and other vital information (collectively "information") which are valuable, special and unique assets of LAMAR. CAP ROCK agrees that CAP ROCK will not at any time or in any manner, either directly or indirectly, divulge, disclose, or

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             communicate in any manner any such information to any third party without the prior written consent of the LAMAR. CAP ROCK will protect the information and treat it as strictly confidential.

     8. MISCELLANEOUS PROVISIONS: This Agreement shall be binding upon, inure to the benefit of; and be enforceable by CAP ROCK and LAMAR and their respective heirs, personal representatives, successors, and permitted assigns. This Agreement shall be governed by the laws of the State of Texas. This Agreement represents the entire agreement of the parties hereto and shall not be amended except by a written agreement signed by all the parties hereto. In the event one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions of this Agreement or any other application thereof shall not in any way be affected or impaired thereby. The application of any provision of this Agreement may be waived by the person entitled to the benefit thereof; provided, however, that no delay or failure on the part of any person in exercising any right hereunder, and no partial or single exercise thereof; shall constitute a waiver of any other rights hereunder. Paragraph headings herein have no legal significance. This Agreement shall not be assignable by either party except by CAP ROCK to any entity with which CAP ROCK may merge or consolidate or to which CAP ROCK transfers substantially all of its assets, and then only in the event that such assignee assumes all of the obligations to LAMAR hereunder. Each party warrants and covenants with the other that it has all authority necessary for it to execute and carry out the provisions of this Agreement.

     9. REMEDIES: If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

     10. PRIOR AGREEMENTS SUPERSEDED: This Agreement constitutes the sole and only agreement of the parties hereto regarding the management of LAMAR by CAP ROCK and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter herein. The Parties recognize and agree that this Agreement shall have no effect whatsoever on the Agreement to Combine LAMAR and CAP ROCK which was previously executed by the Parties and which shall continue in %11 force and effect unless and until terminated by its terms. At such time as the Agreement to Combine LAMAR and CAP ROCK is fully consummated and all assets and liabilities of LAMAR have been transferred to and assumed by CAP ROCK and all customers of LAMAR have become customers of CAP ROCK, then and at that time, this Management Agreement shall terminate.

     11. NOTICES: All notices and other communications with

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respect to the subject matter of this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or delivered by hand, messenger, or reputable overnight courier, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto following the date of this Agreement:

         If to Lamar:      Lamar Electric Cooperative Association
                           P.O. Box 580
                           Paris, Texas 75461-0580
                           ATTN: Darrell Coats, Chairman of the Board

         If to Cap Rock:       CAP ROCK ELECTRIC COOPERATIVE, NC. 500
                               W. Wall, Suite 400
                               Midland, TX 79701
                               ATTN:    Mr. Ulen North, Executive Vice-President

     12. COUNTERPARTS: This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, LAMAR has executed this Agreement on this the 29 day of AUG 2000.

                           Lamar Electric Cooperative Association

                           By:______________________________________
                                Darrell Coats, Chairman of the Board
ATTEST:

_____________________________________
Secretary


STATE OF TEXAS             )(
                           )(
COUNTY OF LAMAR            )(

     Before me, the undersigned authority, on this day personally appeared DARRELL COATS, known to me to be the person whose name is subscribed to the foregoing instrument, did under oath swear and affirm that he did sign the instrument as his free and voluntary act and who further acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     Given under my hand and seal of office on this the 29 day of AUGUST, 2000.

                                                ______________________________
                                                Notary Public, State of Texas
                                                Printed Name of Notary


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                                                ______________________________
                                                My Commission Expires: _________


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     IN WITNESS WHEREOF, CAP ROCK has executed this Agreement on this the 29 day of AUGUST, 2000.

                           Cap Rock Electric Cooperative, Inc.

                           By:________________________________________
                           Ulen North, Jr., Executive Vice President

ATTEST:

_______________________________
Secretary

STATE OF TEXAS             )(
                           )(
COUNTY OF LAMAR            )(

     Before me, the undersigned authority, on this day personally appeared ULEN NORTH known to me to be the person whose name is subscribed to the foregoing instrument, did under oath swear and affirm that he did sign the instrument as his free and voluntary act and who further acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     Given under my hand and seal of office on this the 29TH day AUGUST, 2000.

                                               ______________________________
                                               Notary Public, State of Texas
                                               Printed Name of Notary

                                               ______________________________
                                               My Commission Expires: __________